RUBY CREEK
RESOURCES

July 15, 2009

Brian Roberts, President,
343984 BC Ltd.,
7057 Woodcrest Place,
Delta, BC, Canada, V4E 2P2

Dear Brian

Re: Ruby Creek - 343984 BC Ltd., Brian Roberts, Consulting Contract, June 18, 2009

Further to our discussions, I am pleased to amend your contract with the addition of 50,000 warrants being granted to you. The warrants are exercisable at US$0.05 for up to 5 years.

Please confirm your acceptance by signing this letter and sending back to me.
Please contact me with any questions,
Thank you,

Rob Slavik
CEO, President

343984 BC Ltd.

By ______________________
Brian Roberts

NOV 4/09

WARRANT VESTING.

WE AGREE THAT THE WARRANT VESTING PROVISION IS AMENDED ~~SO~~ SUCH THAT THE 50,000 WARRANTS ARE FULLY VESTED EFFECTIVE NOV 1/09. THE WARRANTS SURVIVE RESIGNATION OR TERMINATION